EXHIBIT 23.2

CONSENT OF INDEPENDENT APPRAISER

          We consent to the reference to us in Palm, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 1, 2001 and in Palm, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2001, which are incorporated by reference into this Registration Statement.

/s/	CHRIS CARNEGHI

Ch	ris Carneghi, MAI
Ce	rtified General Real Estate Appraiser
Sta	te of California No. AG001685
CA	RNEGHI BAUTOVICH & PARTNERS, INC.

San	Jose, California
Jan	uary 7, 2002